As filed with the Securities and Exchange Commission on April 13, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CareDx, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	94-3316839
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Tower Place

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

2014 Equity Incentive Plan, as amended

2014 Employee Stock Purchase Plan

(Full titles of the plans)

Reginald Seeto, MBBS

President and Chief Executive Officer

CareDx, Inc.

1 Tower Place

South San Francisco, California 94080

(415) 287-2300

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jeffrey T. Hartlin, Esq.

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, California 94304

(650) 320-1800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

The Registrant has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register: (1) 2,116,934 additional shares of Common Stock issuable pursuant to the Registrant’s 2014 Equity Incentive Plan, as amended (the “2014 Plan”), and (2) 133,900 additional shares of Common Stock issuable pursuant to the Registrant’s 2014 Employee Stock Purchase Plan (the “2014 ESPP”). The Registrant’s stockholders have previously approved the 2014 Plan and the 2014 ESPP, including the shares of Common Stock available for issuance pursuant thereto.

Pursuant to the Registration Statements on Form S-8 (File Nos. 333-197493, 333-203128, 333-217462, 333-225991, 333-231523, 333-239277 and 333-258577) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on July 18, 2014, May 31, 2015, April 26, 2017, June 29, 2018, May 15, 2019, June 18, 2020 and August 6, 2021 (the “Prior Registration Statements”), the Registrant previously registered an aggregate of 9,199,976 shares of Common Stock under the 2014 Plan and an aggregate of 1,026,569 shares of Common Stock under the 2014 ESPP.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 24, 2022;

(b)	The Registrant’s Current Report on Form 8-K filed with the SEC on January 5, 2022; and

(c)

The description of the Common Stock set forth in the Registrant’s Registration Statement on Form 8-A (File No. 001-36536), filed with the SEC on July 11, 2014, including any amendments or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

CareDx, Inc.

1 Tower Place

South San Francisco, California 94080

(415) 287-2300

Attn: Chief Executive Officer

Item 8. Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 28, 2014 and incorporated herein by reference).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 21, 2021 and incorporated herein by reference).

3.3	Amended and Restated Bylaws (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on June 21, 2021 and incorporated herein by reference).

4.1	Form of Registrant’s Common Stock Certificate (previously filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K on March 31, 2015 and incorporated herein by reference).

4.2	2014 Equity Incentive Plan, as amended (previously filed as Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q filed on July 29, 2021 and incorporated herein by reference).

4.3	2014 Employee Stock Purchase Plan (previously filed on July 18, 2014 as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 (File No. 333-197493) and incorporated herein by reference).

5.1	Opinion of Paul Hastings LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul Hastings LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page.

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, California, on April 13, 2022.

CAREDX, INC.

By:	/s/ Reginald Seeto
Reginald Seeto President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Reginald Seeto and Ankur Dhingra, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Reginald Seeto	President, Chief Executive Officer and Director	April 13, 2022
Reginald Seeto	(Principal Executive Officer)

/s/ Ankur Dhingra	Chief Financial Officer	April 13, 2022
Ankur Dhingra	(Principal Financial and Accounting Officer)

/s/ George W. Bickerstaff, III	Director	April 13, 2022
George W. Bickerstaff, III

/s/ Fred E. Cohen	Director	April 13, 2022
Fred E. Cohen

/s/ Grace Colón	Director	April 13, 2022
Grace Colón

/s/ Christine M. Cournoyer	Director	April 13, 2022
Christine M. Cournoyer

/s/ Michael Goldberg	Director	April 13, 2022
Michael Goldberg

/s/ William Hagstrom	Director	April 13, 2022
William Hagstrom

/s/ Peter Maag	Director	April 13, 2022
Peter Maag

/s/ Ralph Snyderman	Director	April 13, 2022
Ralph Snyderman

/s/ Arthur Torres	Director	April 13, 2022
Arthur Torres

/s/ Hannah Valantine	Director	April 13, 2022
Hannah Valantine